Exhibit 10.44

Effective December 21, 2020

Non-Employee Director Compensation Policy

Non-employee members of the board of directors (the “Board”) of Clever Leaves Holdings Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy.

1. Cash Compensation.

(a) Annual Retainers. Each Non-Employee Director shall receive an annual cash retainer of $50,000 for service on the Board.

(b) Additional Annual Retainers. In addition, a Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual cash retainer of $5,000 for such service.

(c) Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be paid in quarterly installments, in advance, within ten (10) days following the beginning of each fiscal quarter. In the event a Non-Employee Director is initially elected or appointed to the Board on any date other than the first day of a fiscal quarter (including, for the avoidance of doubt, any Non-Employee Director who is serving on the Board as of December 18, 2020 (the “Effective Time”)), such Non-Employee Director shall receive, within ten (10) days following the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”) or, if applicable, within ten (10) days following the Effective Time, a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days in the applicable fiscal quarter on and following the Start Date and the denominator of which is the number of days in the applicable fiscal quarter.

(d) No Meeting Fees. No meeting fees will be paid to any Non-Employee Director for attending any meetings of the Board or its committees.

2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan or any other applicable Company equity plan then maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a) Closing Awards. Each Non-Employee Director who serves on the Board as of the Effective Time shall be automatically granted, on the first date of effectiveness of the Company’s first Form S-8 registration statement with respect to the Equity Plan (the “S-8 Date”), an award of 7,000 restricted share units. The awards described in this Section 2(a) shall be referred to as the “Closing Awards.”

(b) Annual Awards. Each Non-Employee Director who is elected to serve on the Board at any annual meeting of the Company’s stockholders (an “Annual Meeting”) shall be automatically granted, on the date of such Annual Meeting, a restricted share unit award with respect to a number of common shares of the Company with a grant-date value (based on the volume weighted average price of a Company common share over the 20 consecutive trading-day period ending on the date of such Annual Meeting (or on the last preceding trading day if the date of the Annual Meeting is not a trading day)) equal to $70,000, rounded down to the nearest whole share. The awards described in this Section 2(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.

(c) Initial Awards Prior to First Annual Meeting. Except as otherwise determined by the Board, each Non-Employee Director whose Start Date occurs after the Effective Time and prior to the date of the first Annual Meeting shall be automatically granted, on such Non-Employee Director’s Start Date, a restricted share unit award with respect to a number of common shares of the Company with a grant-date value (based on the closing price per common share of the Company on the Start Date (or on the last preceding trading day if the Start Date is not a trading day)) equal to (x) 7,000, multiplied by the Pre-Meeting Initial Award Applicable Percentage (as defined below), rounded down to the nearest whole share. “Pre-Meeting Initial Award Applicable Percentage” shall mean a fraction, the numerator of which is the number of days in the period beginning on the Non-Employee Director’s Start Date and ending on June 10, 2021 and the denominator of which is 175. Notwithstanding the foregoing, if a Non-Employee Director’s Start Date occurs following the Effective Time but prior to the S-8 Date, such Non-Employee Director’s Initial Award shall instead be granted on the date immediately following the S-8 Date (but, for the avoidance of doubt, with the number of shares determined based on the closing price per share of the Company on the Non-Employee Director’s Start Date (or on the last preceding trading day), as described in this Section 2(c)).

(d) Initial Awards Following First Annual Meeting. Except as otherwise determined by the Board, each Non-Employee Director whose Start Date occurs after the date of the first Annual Meeting, on any date other than the date of an Annual Meeting, shall be automatically granted, on such Non-Employee Director’s Start Date, a restricted share unit award with respect to a number of common shares of the Company with a grant-date value (based on the volume weighted average price of a Company common share over the 20 consecutive trading-day period ending on the date of such Annual Meeting (or on the last preceding trading day if the date of the Annual Meeting is not a trading day)) equal to $70,000 multiplied by the Post-Meeting Initial Award Applicable Percentage (as defined below), rounded down to the nearest whole share. “Post-Meeting Initial Award Applicable Percentage” shall mean a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting that occurred immediately preceding the Non-Employee Director’s Start Date (or, if no such Annual Meeting has occurred, the Effective Time) and ending on the Non-Employee Director’s Start Date and the denominator of which is 365. The awards described in Section 2(c) and this Section 2(d) shall be referred to as the “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(e) Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Sections 2(c) or 2(d) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(f) Vesting of Awards Granted to Non-Employee Directors. Each Closing Award and each Initial Award granted to any Non-Employee Director whose Start Date occurs after the Effective Time but prior to the first Annual Meeting shall vest on the day immediately preceding the date of the first Annual Meeting, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Each Annual Award and each other Initial Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of a Closing Award, Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Closing Awards, Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date, to the extent outstanding at such time.

3. Expense Reimbursement. Each Non-Employee Director will be reimbursed for any out-of-pocket expenses reasonably incurred by him or her in connection with services provided in such capacity.